Exhibit 10.2

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment”) dated as of July 5, 2018, among NEW MOUNTAIN FINANCE CORPORATION (the “Borrower”), the Lenders party hereto and GOLDMAN SACHS BANK USA, in its capacity as Administrative Agent (the “Agent”) under the Credit Agreement referred to below.

The Borrower is party to the Senior Secured Revolving Credit Agreement, dated as of June 4, 2014, among the Borrower, the Lenders party thereto, the Agent, and Goldman Sachs Bank USA, as Syndication Agent (as amended, amended and restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”).

The Borrower and the Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.                                           Definitions.  Except as otherwise defined in this Amendment, terms defined in the Credit Agreement as amended hereby and together with all amended exhibits and updated schedules and appendices thereto are used herein as defined therein.

Section 2.                                           Amendment.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, and effective as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 The following definitions are hereby added to Section 1.01 in the correct alphabetical order:

“Debt to Equity Ratio” means the ratio of (a) the aggregate amount of senior securities representing indebtedness of the Borrower and its Subsidiaries (including under this Agreement), in each case as determined pursuant to the Investment Company Act, and any orders of the Securities and Exchange Commission issued to or with respect to the Borrower thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary to (b) Shareholders’ Equity at the last day of the immediately preceding fiscal quarter of the Borrower.

“Secured Debt” means Indebtedness of the Borrower and its Subsidiaries that are consolidated with the Borrower for purposes of GAAP (including under this Agreement and, for the avoidance of doubt, the Secured Debt Amount, but excluding any Indebtedness of any of the Borrower’s Subsidiaries that are SBIC Subsidiaries) outstanding at any time that is secured in any manner by any Lien on assets of the Borrower or any such Subsidiaries.

“Secured Debt Ratio” means the ratio of (a) Secured Debt to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries that are consolidated with the Borrower for purposes of GAAP (including under this Agreement and, for the avoidance of doubt, the Secured Debt Amount, but excluding any Indebtedness of any of the Borrower’s Subsidiaries that are SBIC Subsidiaries).

(b)                                 The following clause is hereby added to the end of Section 6.01 of the Credit Agreement immediately following clause (k) as follows:

“provided, that, in each case, the Borrower shall not be permitted to incur any Indebtedness otherwise permitted under this Section 6.01, if, immediately after the incurrence of such Indebtedness and after giving pro forma effect thereto, the Debt to Equity Ratio exceeds 1.65 to 1.00.”

(c)                                  Section 6.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)                           Asset Coverage Ratio.  The Borrower will not permit the Asset Coverage Ratio (i) immediately after any Borrowing hereunder, or (ii) on the last day of any fiscal quarter of the Borrower, to be less than 1.50 to 1.”

(d)                                 A new clause (d) is hereby added to Section 6.07 of the Credit Agreement as follows in its appropriate order:

“(d)                           Maximum Secured Debt Ratio.  The Borrower will not permit the Secured Debt Ratio at any time to exceed 0.70 to 1.00.”

(e)                              Schedule 3.11 to the Credit Agreement is amended by replacing it with Annex I hereto.

Section 3.                                           Representations and Warranties.  The Borrower represents and warrants to each Lender, the Agent, the Swingline Lender and the Issuing Bank that on the Fourth Amendment Effective Date (a) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Fourth Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date and (b) no Default or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date.

Section 4.                                           Conditions Precedent.  The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall not become effective until the date (the “Fourth Amendment Effective Date”) on which the conditions below are satisfied, each of which shall be reasonably satisfactory to the Agent:

(a)                                 Execution.  The receipt by the Agent of counterparts of this Amendment executed by the Borrower and the Required Lenders.

(b)                                 Fees and Expenses.  The payment by the Borrower, to the extent invoiced at least two Business Days prior to the required payment date, of the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment.

The Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date promptly upon its occurrence, and such notice shall be conclusive and binding.

Section 5.                                           Reference to and Effect on the Credit Agreement.  On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  This Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

Section 6.                                           Miscellaneous.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart to this Amendment.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Shiraz Y. Kajee
Name: Shiraz Y. Kajee
Title: Chief Financial Officer and Treasurer

[Fourth Amendment — NMFC]

GOLDMAN SACHS BANK USA,
as Agent and a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Chris Winthrop
Name: Chris Winthrop
Title: Authorized Signatory

Annex I

SCHEDULE 3.11

Material Agreements and Liens

Material Agreements

1.                                      Third Amended and Restated Loan and Security Agreement (as amended, modified, waived, supplemented, restated or replaced from time to time), dated as of October 24, 2017, by and among New Mountain Finance Holdings, L.L.C., as borrower, New Mountain Finance Corporation, as collateral manager, each of the lenders from time to time party thereto and Wells Fargo Bank, National Association, as the swingline lender, administrative agent and collateral custodian.

2.                                      Loan and Security Agreement, dated as of June 17, 2014, by and among New Mountain Finance Corporation, as collateral manager, NMFC Senior Loan Program I LLC, as borrower, each of the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and Wells Fargo Bank, National Association, as collateral custodian.

3.                                      Loan and Security Agreement, dated as of April 12, 2016, by and among New Mountain Finance Corporation, as collateral manager, NMFC Senior Loan Program II LLC, as borrower, each of the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and Wells Fargo Bank, National Association, as collateral custodian.

4.                                      Indenture, dated as of June 3, 2014, between New Mountain Finance Corporation, as Issuer, and U.S. Bank National Association, as Trustee, relating to New Mountain Finance Corporation’s 5.00% Senior Convertible Notes due 2019.

5.                                      Purchase Agreement, dated as of May 28, 2014, by and among New Mountain Finance Corporation, as Issuer, New Mountain Finance Advisors BDC, L.L.C., as Adviser, New Mountain Finance Administration, L.L.C., as Administrator, and Goldman Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as Initial Purchasers.

6.                                      Note Purchase Agreement dated May 4, 2016, as amended and restated by the Amended and Restated Note Purchase Agreement dated September 30, 2016 (the “Amended and Restated Note Purchase Agreement”), by and between New Mountain Finance Corporation and the purchasers party thereto, relating to New Mountain Finance Corporation’s 5.313% Senior Notes due May 15, 2021.

7.                                      Amended and Restated Note Purchase Agreement, as supplemented by the First Supplement to Amended and Restated Note Purchase Agreement dated June 30, 2017, by and between New Mountain Finance Corporation and the purchasers party thereto, relating to New Mountain Finance Corporation’s 4.760% Series 2017A Senior Notes due July 15, 2022.

8.                                      Amended and Restated Note Purchase Agreement, as supplemented by the Second Supplement to Amended and Restated Note Purchase Agreement dated January 30, 2018, by and between New Mountain Finance Corporation and the purchasers party thereto, relating to New Mountain Finance Corporation’s 4.87% Series 2018A Senior Notes due January 30, 2023.

9.                                      Amended and Restated Note Purchase Agreement, as supplemented by the Third Supplement to Amended and Restated Note Purchase Agreement dated July 5, 2018, by and between New Mountain Finance Corporation and the purchasers party thereto, relating to New Mountain Finance Corporation’s 5.36% Series 2018B Senior Notes due June 28, 2023.

Liens

Liens created pursuant to this Agreement or any of the Security Documents.